Exhibit 99.1

4 Parkway North, Suite 400

Deerfield, IL 60015

www.cfindustries.com

For additional information:

Media	Investors
Chris Close	Martin Jarosick
Director, Corporate Communications	Vice President, Investor Relations
847-405-2542 – cclose@cfindustries.com	847-405-2045 – mjarosick@cfindustries.com

CF Industries Announces Commitment to Clean Energy Economy

Low-carbon ammonia key enabler for clean hydrogen energy

World’s largest producer of ammonia decarbonizing global production base

Board approves green ammonia project at Donaldsonville Nitrogen Complex

Comprehensive ESG goals including net-zero carbon emissions by 2050

Briefing call outlining clean energy commitment today at 4:00 pm Eastern

DEERFIELD, Ill. – Oct. 29, 2020 – CF Industries Holdings, Inc. (NYSE: CF), a leading global manufacturer of hydrogen and nitrogen products, today announced significant steps to support a global hydrogen and clean fuel economy, which is expected to grow significantly over the next decade, through the production of green and low-carbon ammonia.

Highlights:

•	Board-authorized green ammonia project to be built at the Donaldsonville Nitrogen Complex
•	Carbon dioxide (CO2) sequestration and other carbon abatement projects to enable low-carbon ammonia production in development
•	Announces comprehensive ESG goals, covering critical environmental, societal, and workforce imperatives, including a dramatic reduction in carbon emissions across its global network
•	25% reduction in CO2e emissions intensity by 2030 and net-zero carbon emissions by 2050
•	Executive compensation tied directly to ESG goals
•	Briefing call to outline clean energy commitment at 4:00 pm Eastern today, Thursday, Oct. 29, 2020

“The world needs clean energy and hydrogen is a key to meeting this need. Low-carbon ammonia is the critical enabler for storage and transport of hydrogen and thus has a major role to play,” said Tony Will, president and chief executive officer, CF Industries Holdings, Inc. “Today’s commitment to decarbonize the world’s largest ammonia production network positions CF Industries at the forefront of clean hydrogen supply. Due to our unparalleled manufacturing and distribution network, our competitive advantage in producing low-carbon ammonia at scale is measured in terms of years and billions of dollars.”

Significant Long-term Global Growth

Green hydrogen and ammonia are expected to be critical contributors to the world achieving net-zero carbon emissions by 2050. Industry experts project hydrogen will meet approximately 20% of the world’s energy need by 2050, up from less than 1% today. Ammonia, which is composed of three-parts hydrogen and one-part nitrogen, is a highly efficient transport and storage mechanism for hydrogen as well as a fuel in its own right.

As the world’s largest ammonia producer, CF Industries’ current asset base and technical expertise are well-situated to meet the anticipated demand for hydrogen and ammonia from green and low-carbon sources. The company’s approach will focus on green ammonia production, which refers to ammonia produced through a carbon-free process, and low-carbon ammonia, which relates to ammonia produced by conventional processes but with CO2 removed through carbon capture and sequestration (CCS) and other certified carbon abatement projects.

“Our existing scale and commitment to produce green and low-carbon ammonia establishes CF Industries as the clear leader in providing clean fuels for a sustainable world, while also providing a growth platform to drive long-term shareholder value,” added Will.

Initial Investments in a Clean Energy Future

CF Industries’ Board of Directors approved an initial green ammonia project at the company’s flagship Donaldsonville Nitrogen Complex to produce approximately 20,000 tons per year of green ammonia. The company will install a state-of-the-art electrolysis system at Donaldsonville to generate carbon-free hydrogen from water that will then be supplied to an existing plant to produce green ammonia. The cost of the initial project is expected to fit within the company’s annual capital expenditure budget, which has ranged from $400-$450 million per year.

Additionally, the company is developing CCS and other carbon abatement projects across its production facilities. The implementation of these projects will enable CF to produce low-carbon ammonia. The company estimates that over time it could produce approximately 3.5 million tons of low-carbon ammonia per year, which represents about one-third of its annual ammonia production capacity, without affecting its current product mix.

In order to execute these initiatives, CF is collaborating with leading technology companies, and has signed Memorandums of Understanding with ThyssenKrupp and Haldor Topsoe. The Company is also in discussions with global utilities and maritime transportation providers that have announced their intention to use low-carbon ammonia directly as a fuel.

New Committee of the Board

The CF Board of Directors has established a new committee, the Environmental Sustainability and Community Committee, to oversee all aspects of the progress toward net-zero carbon emissions and the company’s active involvement in the communities in which it operates.

To learn more about CF Industries’ commitment to a clean energy future, visit www.cfindustries.com.

Conference Call

CF Industries Holdings, Inc. is posting a presentation to the investor portion of the company’s website at www.cfindustries.com and will be hosting a conference call at 4:00 pm Eastern on Thursday, Oct. 29, 2020, to provide an overview of the company’s commitment to clean energy and answer analysts’ questions.

Investors can access the call by dialing 866-748-8653 or 678-825-8234. The passcode is 9281559. The conference call also will be available live on the company’s website at www.cfindustries.com. Participants also may pre-register for the webcast on the company’s website. Please log-in or dial-in at least 10 minutes before the start time to ensure a connection. A replay of the call will be available for seven days by calling 855-859-2056 and citing code 9281559.

About CF Industries Holdings, Inc.

CF Industries is a leading global manufacturer of hydrogen and nitrogen products for clean energy, emissions abatement, fertilizer, and other industrial applications. We operate manufacturing complexes in the United States, Canada, and the United Kingdom, which are among the most cost-advantaged, efficient, and flexible in the world and an unparalleled storage, transportation and distribution network in North America. Our 3,000 employees focus on safe and reliable operations, environmental stewardship and disciplined capital and corporate management, driving our strategy to leverage and sustainably grow the world’s most advantaged hydrogen and nitrogen platform to serve customers, creating long-term shareholder value. CF Industries routinely posts investor announcements and additional information on the company’s website at www.cfindustries.com and encourages those interested in the company to check there frequently.

Safe Harbor Statement

All statements in this communication, other than those relating to historical facts, are forward-looking statements, including, but not limited to, statements as to strategic plans and management’s expectations with respect to the production of green and low-carbon ammonia, the development of carbon capture and sequestration projects, the transition to and growth of a hydrogen economy, greenhouse gas reduction targets, projected capital expenditures, and other items described in this communication. Forward-looking statements can generally be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” or “would” and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the failure of cost competitive global renewable energy capacity to increase significantly; realization of technological improvements required to increase the efficiency and lower the costs of production of green and low-carbon ammonia; development and growth of end market demand and applications for low-carbon hydrogen and ammonia; government regulation, incentives, and initiatives; cost overruns; performance of third parties; permitting matters; and other unforeseen difficulties. Important factors that could cause actual results more generally to differ materially from our expectations are discussed in our filings with the Securities and Exchange Commission, including our most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CF Industries web site.

It is not possible to predict or identify all risks and uncertainties that might affect the accuracy of our forward-looking statements and, consequently, our descriptions of such risks and uncertainties should not be considered exhaustive. There is no guarantee that any of the events, plans or goals anticipated by these forward-looking statements will occur, and if any of the events do occur, there is no guarantee what effect they will have on our business, results of operations, cash flows, financial condition and future prospects. Forward-looking statements are given only as of the date of this communication and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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